UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2021

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COMMUNITY WEST BANCSHARES

(Exact name of registrant as specified in its charter)

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California	000-23575	77-0446957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Pine Avenue

Goleta, California 93117

(Address of Principal Executive Offices) (Zip Code)

(805) 692-5821

(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CWBC	NASDAQ

Item 2.02. Results of Operations and Financial Condition.

On November 1, 2021, the Company issued a Press Release announcing financial results for the quarter and year to date ended September 30, 2021.  A copy of the press release is attached as Exhibit 99.1 to this current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements. - not applicable
(b) Pro forma financial statements. - not applicable
(c) Shell Company Transactions. - not applicable
(d) Exhibits

The following exhibit is being furnished herewith:

99.1 Press Release dated November 1, 2021, titled “Community West Bancshares Earnings Increase 27% to $3.6 million, or $0.41 Per Diluted Share, in 3Q21 Compared to 3Q20; Declares Quarterly Cash Dividend of $0.07 Per Common Share.”

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY WEST BANCSHARES

Date: November 1, 2021	By:	/s/ Susan C. Thompson
Susan C. Thompson
Executive Vice President and Chief Financial Officer